CERTIFICATE OF OWNERSHIP

OF

SANSWIRE CORP.
(a Delaware corporation)

AND

WORLD SURVEILLANCE GROUP INC.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Sanswire Corp.	Delaware

World Surveillance Group Inc.	Delaware

SECOND:  That 100% of the outstanding stock of World Surveillance Group Inc. is owned by Sanswire Corp.

THIRD:  That the surviving corporation of the merger is Sanswire Corp., which will continue its existence as said surviving corporation under the name World Surveillance Group Inc.

FOURTH:  That the Certificate of Incorporation of Sanswire Corp., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

       “FIRST:  The name of the corporation is World Surveillance Group Inc.”

FOURTH"  That the members of the Board of Directors of Sanswire Corp. unanimously adopted the following resolution by written consent on the 4th day of April, 2011:

RESOLVED, that the Company's wholly-owned subsidiary, World Surveillance Group Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Ownership with the Secretary of State of the State of Delaware, the Company's name shall be changed to World Surveillance Group Inc.

FIFTH:  This merger shall be effective on April 19th, 2011.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 4th day of April, 2011.

SANSWIRE CORP.

By:	/s/ Glenn D. Estrella
Name: Glenn D. Estrella
Title: President and Chief Executive Officer

WORLD SURVEILLANCE GROUP INC.

By:	/s/Glenn D. Estrella
Name: Glenn D. Estrella
Title: President and Chief Executive Officer